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                                  Exhibit 10.6a

                               FOURTH AMENDMENT TO
                      THE PINNACLE WEST CAPITAL CORPORATION
                         ARIZONA PUBLIC SERVICE COMPANY
                               SUNCOR DEVELOPMENT
                        AND EL DORADO INVESTMENT COMPANY
                           DEFERRED COMPENSATION PLAN

         Effective January 1, 1992, Pinnacle West Capital Corporation (the "Company"), Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company adopted the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan (the "Plan"). The Plan was thereafter amended several times. The Plan was amended and restated in its entirety on December 1, 1995 and amended several times thereafter. The Plan was most recently amended on October 22, 2002 to increase the threshold for automatic cashout for terminated or retired Participants under certain circumstances and revise crediting of interest for certain Participants.

         By this instrument, the Plan is being amended to revise its claim procedures.

         1. This Amendment shall amend only those Sections set forth herein and those Sections not amended hereby shall remain in full force and effect.

         2. Section 1.1.7 is hereby amended in its entirety to read as follows:

                  1.17 "Disability" shall mean (i) in the case of a Participant who is an employee of an Employer, a period of disability during which a participant qualifies for benefits under the Participant's Employer's long-term disability plan, or (ii) in the case of a Participant who is a Director, a period of disability during which the Participant would have qualified for benefits under such a plan, as determined in the sole discretion of the Committee, had the Participant been an employee of the Employer.

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         3.                Section 8.1(b) is hereby amended in its entirety to
read as follows:

                           (b) Waiver of Deferral; Credit for Plan Year of Disability. A Participant who is determined to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral commitment that would otherwise have been withheld fro a Participant's Bas Annual Salary, Year-End Bonus and/or Directors Fees for the Plan Year during which the Participant first suffers a Disability. In addition, the Participant's Account Balance shall be credited with that portion of the Annual Deferral commitment that is excused in accordance with the preceding sentence, unless the Disability ceases in the Plan Year that it commences, in which case, the crediting shall apply only for the period of Disability.

         4. Section 8.2 is hereby amended in its entirety to read as follows:

         8.2 Disability Benefit. A Participant suffering a Disability shall, for the benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right, in its sole and absolute discretion and for purposes of this Plan only, to terminate a Participant's employment or service as a Director at any time after such participant is determined to be suffering from a disability. In determining the Participant's Account Balance for purposes of the Disability Benefit described in the previous sentence, the Preferred Rate shall be used in lieu of the rates in Section 7.1

         5. ARTICLE 14 is hereby amended in its entirety to read as follows:

                                   ARTICLE 14

                                Claims Procedures

                  14.1 Claims. Any Participant, Beneficiary or any authorized representative acting on behalf of the Participant or Beneficiary ("Claimant") claiming benefits, eligibility, participation or any other right or interest under this Plan may file a written claim setting forth the basis of the claim with the Employee Benefits Department. A written notice of the Employee Benefits Department's disposition of any such claim shall be furnished to the Claimant within a reasonable time (not to exceed ninety (90) days) after the claim is received by the Employee Benefits Department. Notwithstanding the foregoing, the Employee Benefits Department may have additional time (not to exceed ninety (90) days) to decide the claim if special circumstances exist, provided that it advises the Claimant, in writing and prior to the end of the initial ninety (90) day period, of the special circumstances giving rise to the

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                  need for additional time and the date on which it expects to decide the claim. If the claim is denied, in whole or in part, the notice of disposition shall include the specific reason for the denial, identify the specific provisions of the Plan upon which the denial is based, describe any additional material or information necessary to perfect the claim, explain why that material or information is necessary and describe the Plan's review procedures, including the timeframes thereunder for a Claimant to file a request for review and for the Committee to decide the claim. The notice shall also include a statement advising the claimant of his or her right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, if his or her claim is denied, in whole or in part, upon review.

                           Within sixty (60) days after receiving the written
                  notice of the Employee Benefits Department's disposition of the claim, the Claimant may request, in writing, review by the Committee of the Employee Benefits Department's decision regarding his or her claim. Upon written request, the Claimant shall be entitled to a review meeting with the Committee to present reasons why the claim should be allowed. The Claimant may submit a written statement in support of his or her claim, together with such comments, information and material relating to the claim, as he or she deems necessary or appropriate. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which are relevant to the Claimant's claim and its review. If the Claimant does not request review within sixty (60) days after receiving written notice of the Employee Benefits Department's disposition of the claim, the Claimant shall be deemed to have accepted the Employee Benefits Department's written disposition.

                           The Committee shall make its decision on review and
                  provide written notice thereof to the Claimant within a reasonable time (not to exceed sixty (60) days) after the claim is received by the Committee. Notwithstanding the foregoing, the Committee may have additional time (not to exceed sixty (60) days) to decide the claim if special circumstances exist provided that it advises the Claimant, in writing, prior to the end of the initial sixty (60) day period, of the special circumstances giving rise to the need for additional time and the date on which it expects to decide the claim. In no event shall the Committee have more than one hundred twenty (120) days following its receipt of the Claimant's request for review to provide the Claimant with written notice of its decision.

                           The Committee shall have the right to request of and
                  receive from Claimant such additional information, documents or other evidence as the Committee may reasonably require. In the event that the Committee requests such additional information from the Claimant, the period for making the benefit determination on review shall not take into account the period beginning on the date on which the Committee notifies the Claimant in writing of the need for additional information and ending on the date on which the Claimant responds to the request for additional information.

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                           If the claim is denied upon review, in whole or in
                  part, the notice of disposition shall include the specific reason for the denial, identify the specific provision of the Plan upon which the denial is based, include a statement advising the Claimant of his or her right to receive, upon written request and free of charge, reasonable access to and copies of all documents, records and other information which are relevant to the Claimant's claim. The notice shall also include a statement advising the claimant of his or her right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, if his or her claim is denied, in whole or in part, upon review.

                           For purposes of this Section 14.1, a document, record
                  or information will be considered "relevant" if it (a) was relied upon by the Employee Benefits Department or Committee, as applicable, in making the benefit decision, (b) was submitted, considered or generated in the course of making such decisions, even if it was not relied upon in making those decisions, or (c) demonstrates compliance with the administrative processes and safeguards established by the Plan to insure that the terms of the Plan have been followed and applied consistently.

                           To the extent permitted by law, a decision on review
                  by the Committee shall be binding and conclusive upon all persons whomsoever. Completion of the claims procedure described in this Section 14.1 shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan, or by another person claiming rights through such a person. The Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

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         6.       Except as otherwise expressly provided herein, this Amendment shall be effective January 1, 2003.

         Except as amended hereby, the Company ratifies and confirms the Plan as amended and restated effective January 1, 1995 and as thereafter amended.

                           Dated: December 18, 2003

                                    PINNACLE WEST CAPITAL CORPORATION

                                    By /s/ Jack E. Davis
                                       -----------------------------------------

                                    Its   President & Chief Operating Officer of
                                          Pinnacle West Capital Corporation and
                                          President & Chief Executive Officer of
                                          Arizona Public Service Company